SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             July 19, 2004

MACROPORE BIOSURGERY, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Top Gun Street, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Item 5:  Other Events and Required FD Disclosure

MacroPore Biosurgery, Inc., announced the execution of an agreement granting exclusive sales and distribution rights in Japan for MacroPore Biosurgery’s thin film product line, in a press release dated July 19, 2004, attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)          Exhibits

Exhibit 99.1

Press release issued by MacroPore Biosurgery, Inc. on July 19, 2004, announcing execution of an agreement granting exclusive sales and distribution rights in Japan for MacroPore Biosurgery’s thin film product line.

Exhibit 99.2	Press release issued by MacroPore Biosurgery, Inc. on July 19, 2004, announcing an update of its financial outlook for 2004 and preliminary revenues for the three months ended June 30, 2004.

Item 12.                Results of Operation and Financial Condition

MacroPore Biosurgery, Inc. issued a press release on July 19, 2004, in which it withdrew its previously stated 2004 revenue guidance because of an inability to reliably project certain revenues.  In addition, MacroPore Biosurgery provided preliminary revenue results for the three months ended June 30, 2004.  A copy of the press release is attached hereto as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROPORE BIOSURGERY, INC.

Dated: July 19, 2004	By:	/s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1

Press release issued by MacroPore Biosurgery, Inc. on July 19, 2004, announcing execution of an agreement granting exclusive sales and distribution rights in Japan for MacroPore Biosurgery’s thin film product line.

99.2	Press release issued by MacroPore Biosurgery, Inc. on July 19, 2004, announcing an update of its financial outlook for 2004 and preliminary revenues for the three months ended June 30, 2004.